UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 09, 2026

SCYNEXIS, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36365	56-2181648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Evertrust Plaza 13th Floor
Jersey City, New Jersey		07302-6548
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 201 884-5485

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SCYX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On September 9, 2026, the then-current Chief Financial Officer of SCYNEXIS, Inc. (the “Company” or “SCYNEXIS”), Ivor Macleod, CPA, MBA, notified the Company of his intent to retire. Mr. Macleod ceased serving as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer effective September 9, 2026. Mr. Macleod will remain with the Company through October 9, 2026 to support a smooth transition, after which his employment with the Company will end.

Appointment of New Chief Financial Officer

On September 10, 2026, the Company announced that Sanjay Subramanian, MBA, has been appointed to serve as SCYNEXIS’s Chief Financial Officer, in which role he will be SCYNEXIS’s principal financial officer and principal accounting officer. Mr. Subramanian’s first date of employment was September 9, 2026.

SCYNEXIS and Mr. Subramanian are parties to an employment agreement, effective as of September 9, 2026, setting forth the terms of his employment as SCYNEXIS’s Chief Financial Officer. Pursuant to the terms of the employment agreement, Mr. Subramanian will receive an annual base salary of $500,000, a one-time sign-on bonus of $20,000, a discretionary annual performance bonus of up to 40% of his base salary, and a stock option to purchase 100,000 shares of SCYNEXIS common stock at an exercise price equal to the closing price of SCYNEXIS common stock on the date of grant, vesting over four years. In addition, the employment agreement provides for severance benefits, such that in the event that SCYNEXIS terminates Mr. Subramanian’s employment agreement other than for “just cause” or Mr. Subramanian resigns for “good reason” (each as defined in the agreement), other than within 12 months after a change of control of SCYNEXIS, Mr. Subramanian will receive as severance nine months base salary, nine months accelerated vesting of equity awards, and up to nine months COBRA benefits. If such termination is within 12 months after a change of control of SCYNEXIS, Mr. Subramanian will receive as severance 18 months base salary, full accelerated vesting of equity awards, and up to 18 months COBRA benefits. Such payments are subject to reduction to avoid adverse tax results.

There are no arrangements or understandings between Mr. Subramanian and any other person pursuant to which he was appointed as Chief Financial Officer. There are no family relationships between Mr. Subramanian and any director or officer of the Company, nor does Mr. Subramanian have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Sanjay Subramanian, age 50, is an accomplished biopharmaceutical finance executive with more than 20 years of experience in finance, capital markets, business development, and corporate strategy. Prior to joining SCYNEXIS, Mr. Subramanian served as Chief Financial Officer and Head of Business Development at Inozyme Pharma, Inc. (“Inozyme”), where he led finance, investor relations, legal, and business development activities and played a key role in Inozyme’s acquisition by BioMarin Pharmaceutical Inc.. Previously, he served as Chief Financial Officer and Head of Corporate Development at Ocugen, Inc. Earlier in his career, he held finance leadership positions at Aralez Pharmaceuticals, Bausch Health Companies, and General Motors. Mr. Subramanian earned an M.B.A. from the MIT Sloan School of Management, a Master of Science from the Massachusetts Institute of Technology, a Master of Science from The Ohio State University, and a Bachelor of Science in Mechanical Engineering from the Indian Institute of Technology Madras.

Item 8.01. Other Events.

On September 10, 2026, the Company issued a press release announcing the matters described above, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by SCYNEXIS, Inc. dated September 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

Date:	September 10, 2026	By:	/s/ David Angulo, M.D.
		Name: Its:	David Angulo, M.D. Chief Executive Officer